UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2013

Adept Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Inglewood Drive, Pleasanton CA	94588
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (925) 245-3400

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, the Adept Technology, Inc. ("Adept" or the "Company") Board of Directors appointed Seth Halio to serve as Chief Financial Officer and Corporate Secretary of the Company effective October 3, 2013.

Adept announced the addition of Mr. Halio to Adept's management team by press release issued on October 1, 2013.

Mr. Halio, 52, was most recently CFO at LED Engin, Inc., a venture-backed company specializing in ultra-bright, ultra-compact solid state lighting solutions for a wide range of applications since 2012, and from 2008 to 2012, served as CFO, Executive Vice President, Finance of Novariant, Inc., a private company specializing in precision location (GPS) and machine control solutions, and from 2005 to 2008 served as CFO of Diamond Foods, Inc., a publicly-traded company.

In connection with Mr. Halio's employment, the Company entered into a letter agreement with Mr. Halio (the "Halio Offer Letter"). The Halio Offer Letter provides for "at will" employment, an annual salary of $205,000, participation in Adept's Fiscal 2014 Management Incentive Plan, and customary vacation accrual. Additionally, Mr. Halio is eligible to receive options to purchase shares of Adept common stock granted effective his commencement date, with the shares vesting upon achievement of certain performance objectives tied to growth in the Company's common stock price, earnings per share, revenue and net cash.

The Halio Offer Letter provides that if Mr. Halio is terminated by Adept for any reason other than cause, and upon signing a separation agreement, he will receive a severance pay in the amount of a specified number of months of salary depending upon his tenure with Adept.

The foregoing description of the Halio Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Halio Offer Letter, which will be filed with the Company's Quarterly Report on Form 10-Q.

Mr. Halio will also succeed in the position of principal accounting officer, while it is expected that Daniel Weinblatt, current interim Controller and interim Principal Accounting Officer will continue in his role as interim Controller.

A copy of the press release issued by Adept is attached to this report as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated October 1, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adept Technology, Inc. (Registrant)
October 1, 2013 (Date)	/s/ ROB CAIN Rob Cain President and Chief Executive Officer